Exhibit 10.49

Third Amendment

to

Amended and Restated
Second Lien Term Loan Agreement

Among

Rosetta Resources Inc.,
as Borrower,

BNP Paribas,
as Administrative Agent,

and

The Lenders Signatory Hereto

Effective as of December 2, 2010

Third Amendment to
Amended and Restated Second Lien Term Loan Agreement

This Third Amendment to Amended and Restated Second Lien Term Loan Agreement (this “Third Amendment”) executed effective as of December 2, 2010 (the “Third Amendment Effective Date”) is among Rosetta Resources Inc., a corporation formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); each of the Lenders that is a signatory hereto; and BNP Paribas, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

R E C I T A L S:

A.            The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Second Lien Term Loan Agreement dated as of April 9, 2009, as amended by that certain First Amendment dated as of October 1, 2009 and that certain Second Amendment dated as of April 5, 2010 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.             The Borrower has requested and the Administrative Agent and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement.

C.             NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this Third Amendment refer to the Credit Agreement.

Section 2.               Amendments to Credit Agreement.

2.1            Section 1.02.  The following definitions are hereby added or amended and restated in its entirety as follows:

 “Agreement” means this Amended and Restated Second Lien Term Loan Agreement, as amended by the First Amendment to Amended dated as of October 1, 2009, the Second Amendment to Amended dated as of April 5, 2010, and the Third Amendment dated as of December 2, 2010, as the same may from time to time be further amended, modified, supplemented or restated.

 “Current Production” means, for each month, the lesser of (a) the prior month’s production of each of crude oil, natural gas liquids and natural gas, calculated individually, of the Borrower and its Restricted Subsidiaries and (b) the internally forecasted production of each of crude oil, natural gas liquids and natural gas, calculated individually, of the Borrower and its Restricted Subsidiaries for each month for the next 48 months.

2.2            Amendment to Section 8.01.  Section 8.01 is hereby amended by adding the following Section 8.01(s):

“(s)          Monthly Production Report.  Promptly after preparation but no later than 20 Business Days after the end of each calendar month, a report from the Borrower in a form acceptable to the Administrative Agent setting forth (i) the previous month's production of each of crude oil, natural gas liquids and natural gas, (ii) forecasted production of each of crude oil, natural gas liquids and natural gas for the next 48 months and (iii) the notional volumes of each Swap Agreement in place.”

2.3            Amendment to Section 9.19.  Section 9.19 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.19 Swap Agreements.  The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed and at any time thereafter, (A) 100% of the Current Production for each month during the period during which such Swap Agreement is in effect for each of crude oil, natural gas liquids and natural gas, calculated individually, for the period of 24 months following the date such Swap Agreement is executed; (B) 75% of the Current Production for each month during the period during which such Swap Agreement is in effect for each of crude oil, natural gas liquids and natural gas, calculated individually, for the period of 25 to 36 months following the date such Swap Agreement is executed; and (C) 50% of the Current Production for each month during the period during which such Swap Agreement is in effect for each of crude oil, natural gas liquids and natural gas, calculated individually, for the period of 37 to 48 months following the date such Swap Agreement is executed, provided, however, that for purposes of this Section 9.19(a), put options and price floors for crude oil, natural gas liquids and natural gas shall be disregarded; and (b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Restricted Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate (after netting out any Swap Agreements then in effect effectively converting interest rates from floating to fixed) and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate (after netting out any Swap Agreements then in effect effectively converting interest rates from floating to fixed).  In no event shall any Swap Agreement contain any current requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post collateral or margin, other than letters of credit permitted by this Agreement (in an amount not to exceed $10,000,000 in the aggregate), to secure their obligations under such Swap Agreement or to cover market exposures.”

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Section 3.              Conditions Precedent.  The effectiveness of this Third Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 3, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

3.1            Payment of Outstanding Invoices.  Payment by the Borrower to the Administrative Agent of all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower.

3.2            Third Amendment.  The Administrative Agent shall have received multiple counterparts as requested of this Third Amendment from the Borrower and the Majority Lenders.

3.3            No Default.  No Default or Event of Default shall have occurred and be continuing as of the Third Amendment Effective Date.

3.4            Other Documents.  The Administrative Agent shall have received any other document it reasonably requests.

Section 4.               Representations and Warranties; Etc.  Each Obligor hereby affirms:  (a) that as of the date of execution and delivery of this Third Amendment, all of the representations and warranties contained in each Loan Document to which such Obligor is a party are true and correct in all material respects as though made on and as of the Third Amendment Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); and (b) that, after giving effect to this Third Amendment and to the transactions contemplated hereby, no Defaults exist under the Loan Documents or will exist under the Loan Documents.

Section 5.               Miscellaneous.

5.1            Confirmation.  The provisions of the Credit Agreement (as amended by this Third Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Third Amendment.

5.2            Ratification and Affirmation of Obligors.  Each of the Obligors hereby expressly (i) acknowledges the terms of this Third Amendment, (ii) ratifies and affirms its obligations under the Guaranty Agreement and the other Security Instruments to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and the other Security Instruments to which it is a party and agrees that its guarantee under the Guaranty Agreement and the other Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

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5.3            Counterparts.  This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.4            No Oral Agreement.  This written Third Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.

5.5            Governing Law.  This Third Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank.
Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed effective as of the date first written above.

BORROWER:	ROSETTA RESOURCES INC.

	By:		/s/ Michael J. Rosinski
Michael J. Rosinski, Executive Vice President, Chief Financial Officer and Treasurer

GUARANTORS:

ROSETTA RESOURCES OFFSHORE, LLC

	By:		/s/ Michael J. Rosinski
Michael J. Rosinski, Executive Vice President, Chief Financial Officer and Treasurer

ROSETTA RESOURCES HOLDINGS, LLC

	By:		/s/ Michael J. Rosinski
Michael J. Rosinski, Executive Vice President, Chief Financial Officer and Treasurer

ROSETTA RESOURCES OPERATING LP
ROSETTA RESOURCES GATHERING LP

By: Rosetta Resources Operating GP, LLC,
its general partner

		By:	/s/ Michael J. Rosinski
Michael J. Rosinski, Executive Vice President, Chief Financial Officer and Treasurer

ROSETTA RESOURCES OPERATING GP, LLC

	By:		/s/ Michael J. Rosinski
Michael J. Rosinski, Executive Vice President, Chief Financial Officer and Treasurer

Signature Page – Third Amendment

ADMINISTRATIVE AGENT:	BNP PARIBAS,
as Administrative Agent

	By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

	By:	/s/ Courtney Kubesch
	Name:	Courtney Kubesch
	Title:	Vice President

LENDERS:	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

	By:	/s/ Brian N. Thomas
	Name:	Brian N. Thomas
	Title:	Vice President

Signature Page – Third Amendment